UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): March 6, 2019

CIMAREX ENERGY CO.

(Exact name of registrant as specified in its charter)

Delaware	001-31446	45-0466694
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1700 Lincoln Street, Suite 3700 Denver, Colorado 80203	80203
(Address of principal executive offices)	(Zip Code)

(303) 295-3995

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240-14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 1.01              Entry Into a Material Definitive Agreement.

Underwriting Agreement

On March 6, 2019, Cimarex Energy Co. (the “Company”) entered into an Underwriting Agreement with J.P. Morgan Securities LLC, MUFG Americas Securities Inc., and Wells Fargo Securities, LLC as representatives and on behalf of the several underwriters listed therein (collectively, the “Underwriters”), in connection with the offer and sale by the Company of an aggregate principal amount of $500 million of 4.375% Senior Notes due 2029 (the “Notes”). The Notes were sold to the public at 99.862% of par for a yield to maturity of 4.392%. The Company intends to use the net proceeds from the offering of approximately $494.6 million, after deducting underwriting discounts and commissions and estimated offering expenses, to repay borrowings under its revolving credit facility. The sale of the Notes was made pursuant to the Company’s Registration Statement on Form S-3 (File No. 333-230048) (the “Registration Statement”) and the prospectus supplement, dated March 6, 2019, to the prospectus contained therein dated March 4, 2019.

The Underwriting Agreement contains customary representations, warranties and agreements by the Company, and customary indemnification obligations of the Company and the Underwriters, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties and termination provisions.

Certain of the underwriters and their affiliates have in the past and may in the future provide investment banking, commercial banking and other financial advisory and commercial dealings with the Company and its affiliates in the ordinary course of business. In the ordinary course of their various business activities, certain of the underwriters or their respective affiliates may make or hold a broad array of investments, including serving as counterparties to certain derivative and hedging arrangements and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of the Company. Also, an affiliate of the Trustee under the Indenture governing the Notes is an underwriter in the offering.

Supplemental Indenture and Notes

On March 8, 2019, the Company completed the underwritten public offering of the Notes. The Notes were issued under the Indenture, dated as of April 10, 2017 (the “Base Indenture”), between the Company and U.S. Bank National Association, as trustee (the “Trustee”), as supplemented by a Second Supplemental Indenture, dated as of March 8, 2019 (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), between the Company and the Trustee.

The Notes bear interest at the rate of 4.375% per annum. Interest on the Notes is payable semiannually on March 15 and September 15 of each year, beginning on September 15, 2019. The Notes will mature on March 15, 2029. The Indenture contains covenants that, among other things, restrict the Company’s ability and the ability of its subsidiaries to: (1) incur liens securing indebtedness; and (2) consolidate, merge or sell all or substantially all of its assets. These restrictive covenants are subject to a number of important exceptions and qualifications.

The Indenture provides for customary events of default (subject in certain cases to customary grace and cure periods), which include nonpayment with respect to the Notes, the breach of covenants contained in the Indenture, payment defaults on other indebtedness at maturity or acceleration of or foreclosure under other indebtedness, the failure to pay certain judgments and certain events of bankruptcy, insolvency or reorganization. Generally, if an event of default occurs, the Trustee or holders of at least 25% in aggregate principal amount of the then outstanding Notes may declare the principal and accrued but unpaid interest on all the Notes to be due and payable immediately. In the case of certain events of bankruptcy, insolvency or reorganization, all outstanding Notes will become due and payable immediately without further action or notice.

The Company may at its option redeem some or all of the Notes before December 15, 2028 at the make-whole redemption prices set forth in the Indenture, together with accrued and unpaid interest to, but excluding, the redemption date. In addition, at any time on or after December 15, 2028, the Company may redeem all or part of the Notes at a price equal to 100% of the principal amount thereof plus accrued and unpaid interest to, but excluding, the redemption date.

The Notes are the Company’s general unsecured, senior obligations, are equal in right of payment with any of the Company’s existing and future unsecured senior indebtedness that are not by their terms subordinated to the Notes, and will be effectively junior to the Company’s future secured indebtedness to the extent of collateral securing that debt. The Notes are structurally subordinated to the indebtedness and other liabilities of the Company’s subsidiaries.

This summary of the Underwriting Agreement, the Base Indenture and the Supplemental Indenture is qualified in its entirety by reference to the full text of the Underwriting Agreement, a copy of which is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated into this Item 1.01 by reference, the Base Indenture, a copy of which is incorporated by reference as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated into this Item 1.01 by reference, and the Supplemental Indenture, including the form of the Notes, a copy of which is filed as Exhibit 4.2 to this Current Report on Form 8-K and is incorporated into this Item 1.01 by reference.

Item 2.03              Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above with respect to the issuance of the Notes is incorporated herein by reference, as applicable.

Item 7.01              Regulation FD Disclosure.

On March 6, 2019, the Company issued a press release announcing the pricing of the Notes.

In accordance with General Instruction B.2 of Form 8-K, the information in this Current Report on Form 8-K under this heading, including Exhibit 99.1, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth in such a filing.

Item 9.01              Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description of Exhibit
1.1

Underwriting Agreement dated March 6, 2019, by and among Cimarex Energy Co. and J.P. Morgan Securities LLC, MUFG Securities Americas Inc., and Wells Fargo Securities, LLC, as representatives of the several underwriters.

4.1

Indenture dated as of April 10, 2017, by and between Cimarex Energy Co. and U.S. Bank National Association, as trustee (incorporated herein by reference to Exhibit 4.1 of Registrant’s Current Report on Form 8-K (File No. 001-31446) filed on April 10, 2017).

4.2	Second Supplemental Indenture dated as of March 8, 2019, by and between Cimarex Energy Co. and U.S. Bank National Association, as trustee.
4.3	Form of 4.375% Senior Notes due 2029 (included in Exhibit 4.2).
5.1	Opinion of Akin Gump Strauss Hauer & Feld LLP regarding the legality of the Notes.
23.1	Consent of Akin Gump Strauss Hauer & Feld LLP (included in Exhibit 5.1).
99.1	Press release of Cimarex Energy Co. dated March 6, 2019.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CIMAREX ENERGY CO.

Dated:	March 8, 2019	By:	/s/ Francis B. Barron
Francis B. Barron
Senior Vice President—General Counsel